--------------------------------------------------------------------------------

                                                                    Exhibit 4.26



                           THIRTY-SECOND SUPPLEMENTAL

                                    INDENTURE

                           DATED AS OF OCTOBER 1, 1999

                                       TO


                              INDENTURE OF MORTGAGE

                           DATED AS OF JANUARY 1, 1941






                       PHILADELPHIA SUBURBAN WATER COMPANY


                                       TO


               CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION


                              -------------------

             $25,000,000 FIRST MORTGAGE BONDS, 6.00% Series due 2029

                      THIRTY-SECOND SUPPLEMENTAL INDENTURE

         THIRTY-SECOND SUPPLEMENTAL INDENTURE dated as of the 1st day of October, 1999, by and between PHILADELPHIA SUBURBAN WATER COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (the "Company"), party of the first part, and CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (the "Trustee"), party of the second part.

                  WHEREAS, the Company heretofore duly executed and delivered to The Pennsylvania Company for Insurances on Lives and Granting Annuities, as trustee, an Indenture of Mortgage dated as of January 1, 1941 (the "Original Indenture"), which by reference is hereby made a part hereof, and in and by the Original Indenture the Company conveyed and mortgaged to the Trustee certain property therein described, to secure the payment of its bonds to be generally known as its "First Mortgage Bonds" and to be issued under the Original Indenture in one or more series as therein provided; and

                  WHEREAS, on March 29, 1947, concurrently with a merger of Germantown Trust Company into The Pennsylvania Company for Insurances on Lives and Granting Annuities, the name of the surviving corporation was changed to The Pennsylvania Company for Banking and Trusts; on September 30, 1955, concurrently with a merger of The First National Bank of Philadelphia into The Pennsylvania Company for Banking and Trusts, the name of the surviving corporation was changed to The First Pennsylvania Banking and Trust Company; on June 3, 1974, by amendment to its Articles of Association, The First Pennsylvania Banking and Trust Company was changed and converted into a national bank and concurrently therewith changed its name to First Pennsylvania Bank N.A.; on October 1, 1991, First Pennsylvania Bank N.A. merged with and into The Philadelphia National Bank, which changed its name to CoreStates Bank, N.A.; on October 10, 1995, Mellon Bank, N.A. succeeded Corestates Bank N.A. as trustee; and on November 24, 1997, Chase Manhattan Trust Company, National Association, succeeded Mellon Bank, N.A. as trustee, such mergers and changes of name not involving any change in the title, powers, rights or duties of the Trustee, as trustee under the Original Indenture as supplemented at the respective dates thereof; and

                  WHEREAS, the Company duly executed and delivered to the Trustee a First Supplemental Indenture dated as of July 1, 1948, a Second Supplemental Indenture dated as of July 1, 1952, a Third Supplemental Indenture dated as of November 1, 1953, a Fourth Supplemental Indenture dated as of January 1, 1956, a Fifth Supplemental Indenture dated as of March 1, 1957, a Sixth Supplemental Indenture dated as of May 1, 1958, a Seventh Supplemental Indenture dated as of September 1, 1959, an Eighth Supplemental Indenture dated as of May 1, 1961, a Ninth Supplemental Indenture dated as of April 1, 1962, a Tenth Supplemental Indenture dated as of March 1, 1964, an Eleventh Supplemental Indenture dated as of November 1, 1966, a Twelfth Supplemental Indenture dated as of January 1, 1968, a Thirteenth Supplemental Indenture dated as of June 15,

1970, a Fourteenth Supplemental Indenture dated as of November 1, 1970, a Fifteenth Supplemental Indenture dated as of December 1, 1972, a Sixteenth Supplemental Indenture dated as of May 15, 1975, a Seventeenth Supplemental Indenture dated as of December 15, 1976, an Eighteenth Supplemental Indenture dated as of May 1, 1977, a Nineteenth Supplemental Indenture dated as of June 1, 1980, a Twentieth Supplemental Indenture dated as of August 1, 1983, a Twenty-First Supplemental Indenture dated as of August 1, 1985, a Twenty-Second Supplemental Indenture dated as of April 1, 1986, a Twenty-Third Supplemental Indenture dated as of April 1, 1987, a Twenty-Fourth Supplemental Indenture dated as of June 1, 1988, a Twenty-Fifth Supplemental Indenture dated as of January 1, 1990, a Twenty-Sixth Supplemental Indenture dated as of November 1, 1991, a Twenty-Seventh Supplemental Indenture dated as of June 1, 1992, a Twenty-Eighth Supplemental Indenture dated as of April 1, 1993, a Twenty-Ninth Supplemental Indenture dated as of March 1, 1995, a Thirtieth Supplemental Indenture dated as of August 15, 1995 and a Thirty-First Supplemental Indenture dated as of July 1, 1997, to subject certain additional property to the lien of the Original Indenture and to provide for the creation of additional series of bonds; and

                  WHEREAS, the Company has issued under the Original Indenture, as supplemented at the respective dates of issue, thirty-seven series of First Mortgage Bonds designated, respectively, as set forth in the following table, the Indenture creating each series and the principal amount of bonds thereof issued being indicated opposite the designation of such series:

         Designation                        Indenture                                     Amount
         -----------                        ---------                                     ------

3 1/4% Series due 1971                          Original                                                $16,375,000
9 5/8% Series due 1975                          Thirteenth Supplemental                                  10,000,000
9.15% Series due 1977                           Fourteenth Supplemental                                  10,000,000
3% Series due 1978                              First Supplemental                                        2,000,000
3 3/8% Series due 1982                          Second Supplemental                                       4,000,000
3.90% Series due 1983                           Third Supplemental                                        5,000,000
3 1/2% Series due 1986                          Fourth Supplemental                                       6,000,000
4 1/2% Series due 1987                          Fifth Supplemental                                        4,000,000
4 1/8% Series due 1988                          Sixth Supplemental                                        4,000,000
5% Series due 1989                              Seventh Supplemental                                      4,000,000
4 5/8% Series due 1991                          Eighth Supplemental                                       3,000,000
4.70% Series due 1992                           Ninth Supplemental                                        3,000,000
6 7/8% Series due 1993                          Twelfth Supplemental                                      4,500,000
4.55% Series due 1994                           Tenth Supplemental                                        4,000,000
10 1/8% Series due 1995                         Sixteenth Supplemental                                   10,000,000
5 1/2% Series due 1996                          Eleventh Supplemental                                     4,000,000
7 7/8% Series due 1997                          Fifteenth Supplemental                                    5,000,000
8.44% Series due 1997                           Twenty-Third Supplemental                                12,000,000
9.20% Series due 2001                           Seventeenth Supplemental                                  7,000,000
8.40% Series due 2002                           Eighteenth Supplemental                                  10,000,000
5.95% Series due 2002                           Twenty-Seventh Supplemental                               4,000,000
12.45% Series due 2003                          Twentieth Supplemental                                   10,000,000
13% Series due 2005                             Twenty-First Supplemental                                 8,000,000

10.65% Series due 2006                          Twenty-Second Supplemental                               10,000,000
9.89% Series due 2008                           Twenty-Fourth Supplemental                                5,000,000
7.15% Series due 2008                           Twenty-Eighth Supplemental                               22,000,000
9.12% Series due 2010                           Twenty-Fifth Supplemental                                20,000,000
8 7/8% Series due 2010                          Nineteenth Supplemental                                   8,000,000
6.50% Series due 2010                           Twenty-Seventh Supplemental                               3,200,000
9.17% Series due 2011                           Twenty-Sixth Supplemental                                 5,000,000
9.93% Series due 2013                           Twenty-Fourth Supplemental                                5,000,000
9.97% Series due 2018                           Twenty-Fourth Supplemental                                5,000,000
9.17% Series due 2021                           Twenty-Sixth Supplemental                                 8,000,000
9.29% Series due 2026                           Twenty-Sixth Supplemental                                12,000,000
1995 Medium Term Note
         Series                                 Twenty-Ninth Supplemental                                77,000,000
7.72% Subseries A due 2025                           15,000,000
6.82% Subseries B due 2005                           10,000,000
6.89% Subseries C due 2015                           12,000,000
6.99% Subseries D due 2006                           10,000,000
7.47% Subseries E due 2003                           10,000,000
6.83% Subseries F due 2003                           10,000,000
7.06% Subseries G due 2004                           10,000,000
6.35% Series due 2025                           Thirtieth Supplemental                                   22,000,000
1997 Medium Term Note
         Series                                 Thirty-First Supplemental                                65,000,000
6.75% Subseries A due 2007                           10,000,000
6.30% Subseries B due 2002                           10,000,000
6.14% Subseries C due 2008                           10,000,000
5.80% Subseries D due 2003                           10,000,000
5.85% Subseries E due 2004                           10,000,000
6.00% Subseries F due 2004                           15,000,000
and

                  WHEREAS, the Original Indenture and said Supplemental Indentures were duly recorded in the Commonwealth of Pennsylvania on the dates and in the office for the Recording of Deeds for the following counties in the Mortgage Books and at the pages indicated in the following table:

                            [Continued on Next Page]

                                                                    COUNTY

====================================================================================================================================
                                                Bucks                  Chester                  Delaware            Montgomery

------------------------------------------------------------------------------------------------------------------------------------
                             Date of
Indenture                   Recording     Book       Page         Book         Page        Book          Page      Book       Page
------------------------------------------------------------------------------------------------------------------------------------
Original                     2/20/41       496         1       H-13.Vol.307     20         1034           1        1625         1
------------------------------------------------------------------------------------------------------------------------------------
First Supplemental           8/26/48       632         1       F-16.Vol.380    200         1668          169       2031        257
------------------------------------------------------------------------------------------------------------------------------------
Second Supplemental           7/1/52       768        438      18.Vol.425      186         1962          376       2360        517
------------------------------------------------------------------------------------------------------------------------------------
Third Supplemental           11/25/53      895         1       18.Vol.442      325         2052           1        2493         1
------------------------------------------------------------------------------------------------------------------------------------
Fourth Supplemental           1/9/56      1089        155      Z-20.Vol.499     1          2199           1        2722        425
------------------------------------------------------------------------------------------------------------------------------------
Fifth Supplemental           3/20/57      1181        316      B-22.Vol.536    601         2294           50       2850        335
------------------------------------------------------------------------------------------------------------------------------------
Sixth Supplemental            5/9/58      1254         1          G-23         201         2380          039       2952        289
------------------------------------------------------------------------------------------------------------------------------------
Seventh Supplemental         9/25/59      1332        509         B-25         109         2442           1        3090        249
------------------------------------------------------------------------------------------------------------------------------------
Eighth Supplemental           5/9/61        -          -          Z-26          17         2526          312         -          -
------------------------------------------------------------------------------------------------------------------------------------
Eighth Supplemental          5/10/61      1409        225           -           -            -            -        3249        289
------------------------------------------------------------------------------------------------------------------------------------
Ninth Supplemental           4/10/62      1458        372         G-28         126         2581          463       3307        169
------------------------------------------------------------------------------------------------------------------------------------
Tenth Supplemental           3/19/64      1568         1          M-30         967         2976          1043      3310        237
------------------------------------------------------------------------------------------------------------------------------------
Eleventh Supplemental        11/4/66      1655        695         Q-32         6682         762          223       3549        129
------------------------------------------------------------------------------------------------------------------------------------
Twelfth Supplemental         1/23/68      1691        531         N-33         219         2792          708       3542        315
------------------------------------------------------------------------------------------------------------------------------------
Thirteenth Supplemental       7/2/70      1763       1167         D-35          80         2850          301       3687        23
------------------------------------------------------------------------------------------------------------------------------------
Fourteenth Supplemental      11/5/70      1774        331         K-35         713         2858          3113       700        548
------------------------------------------------------------------------------------------------------------------------------------
Fifteenth Supplemental       12/11/72     1869        196         O-37         998         2926          550       3786        96
------------------------------------------------------------------------------------------------------------------------------------
Sixteenth Supplemental       5/28/75      1979        14          E-44          77         3005          511       4010        307

====================================================================================================================================
                                                Bucks                  Chester                  Delaware            Montgomery

------------------------------------------------------------------------------------------------------------------------------------
                             Date of
Indenture                   Recording     Book       Page         Book         Page        Book          Page      Book       Page
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Seventeenth Supplemental     12/18/77     2072        683         L-51          1          3072           43       5002        436
------------------------------------------------------------------------------------------------------------------------------------
Eighteenth Supplemental      4/29/77      2082        567         B-52         344         3078          728       5003        291
------------------------------------------------------------------------------------------------------------------------------------
Nineteenth Supplemental      6/23/80      2303        714         J-62          92         3261          293       5030        502
------------------------------------------------------------------------------------------------------------------------------------
Twentieth Supplemental        8/2/83      2487        370         D-72          1           96           810       5662       1045
------------------------------------------------------------------------------------------------------------------------------------
Twenty-First Supplemental    8/27/85      2690        806          54          550           -            -        5864       1347
------------------------------------------------------------------------------------------------------------------------------------
Twenty-First Supplemental    8/28/85        -          -            -           -           264          159         -          -
------------------------------------------------------------------------------------------------------------------------------------
Twenty-Second Supplemental   4/22/86      2774        160          263         275          326          592       5944        360
------------------------------------------------------------------------------------------------------------------------------------
Twenty-Third Supplemental     4/1/87      2960        693           -           -            -            -          -          -
------------------------------------------------------------------------------------------------------------------------------------
Twenty-Third Supplemental     4/2/87        -          -           680         337          447          1807      6115        602
------------------------------------------------------------------------------------------------------------------------------------
Twenty-Fourth Supplemental   7/25/88      3199       1095         1224         389         0593          0585      6324        143
------------------------------------------------------------------------------------------------------------------------------------
Twenty-Fifth Supplemental    1/12/90      0136       0250         1848         205          731          1571      6538        376
------------------------------------------------------------------------------------------------------------------------------------
Twenty-Sixth Supplemental    11/8/91       369       2190         2660         205          894          2241      6780        891
------------------------------------------------------------------------------------------------------------------------------------
Twenty-Seventh Supplemental  6/29/92      0487       1829         3055         182         0969          2023      6918        302
------------------------------------------------------------------------------------------------------------------------------------
Twenty-Eighth Supplemental   4/22/93      0652       1335         3542         1542        1081          0852      7112       0539
------------------------------------------------------------------------------------------------------------------------------------
Twenty-Ninth                 3/30/95      1045       1872         3875         1368        1349          0829      7561       1155
Supplemental
------------------------------------------------------------------------------------------------------------------------------------
Thirtieth Supplemental       8/30/95      1111       0798         3932         0471        1393          2255      7631       0689
------------------------------------------------------------------------------------------------------------------------------------
Thirty-First Supplemental    7/11/97      1421       2196         4201         2133        1607          138       7968        779
====================================================================================================================================

and

         WHEREAS, the original Indenture was recorded in Berks County on August 16, 1999 in Book 3113, page 707; and

         WHEREAS, all of the bonds of each of said series are presently outstanding other than the bonds listed on Exhibit A attached hereto and made a part hereof; and

         WHEREAS, the lien of the Original Indenture, as supplemented, has been perfected as a security interest under the Pennsylvania Uniform Commercial Code by filing a financing statement in the office of the Secretary of the Commonwealth; and

         WHEREAS, the Company proposes to create under the Original Indenture, as supplemented by this Thirty-Second Supplemental Indenture, a new series of bonds to be designated "First Mortgage Bonds, 1999 Series due 2029" (herein referred to as the "Bonds") to be limited in aggregate principal amount to $25,000,000, to be issued only as registered bonds without coupons, to be dated as of October 1, 1999, to bear interest at the rate of 6% per annum, and to mature on June 1, 2029; and

         WHEREAS, in order to finance the cost of acquiring, constructing, installing and equipping facilities for the furnishing of water, in the counties of Bucks, Chester, Delaware and Montgomery, which are to be financed under a Construction and Financing Agreement dated as of October 1, 1999 (the "Financing Agreement") between the Company and the Delaware County Industrial Development Authority, a Pennsylvania body politic and corporate (the "Authority"), and which are described in Exhibit A thereto, less any deletions therefor and together with any additions, improvements and modifications thereto and substitutions therefor made in accordance with the provisions of the Financing Agreement (the "Facilities"), the Company has requested the Authority to issue a new series of bonds to be known as the Authority's Water Facilities Revenue Bonds (Philadelphia Suburban Water Company Project), Series of 1999 in the aggregate principal amount of $25,000,000 (the "Authority Bonds"); and

         WHEREAS, the Authority Bonds are to be issued under a Trust Indenture, dated as of October 1, 1999 (the "Authority Indenture"), between the Authority and Chase Manhattan Trust Company, National Association, as trustee (the "Authority Trustee"); and

         WHEREAS, the Bonds are to be issued by the Company to secure the obligation of the Company to pay to or for the account of the Authority an amount equal to the principal of, redemption premium, if any, and interest on the Authority Bonds pursuant to the Financing Agreement; and

         WHEREAS, the right, title and interest of the Authority in and to the Financing Agreement and the payments thereunder and the security for such payments are to be assigned by the Authority to the Authority Trustee, and the Bonds are to be delivered by the Company on behalf of the Authority directly to the Authority Trustee, as assignee, as security for the payment of the principal of, redemption premium, if any, and interest on, the Authority Bonds; and

         WHEREAS, Article XVIII of the Original Indenture provides that the Company, when authorized by resolution of its Board of Directors, may with the Trustee enter into an indenture supplemental to the Original Indenture, which thereafter shall form a part of the Original Indenture, for the purposes, inter alia, of subjecting to the lien of the Original Indenture additional property, of defining the covenants and provisions applicable to any bonds of any series other than the 3 1/4% Series due 1971, of adding to the covenants and agreements of the Company contained in the Original Indenture other covenants and agreements thereafter to be observed by the Company, of surrendering any right or power in the Original Indenture reserved to or conferred upon the Company, and of making such provisions in regard to matters or questions arising under the Original Indenture as may be necessary or desirable and not inconsistent therewith; and

         WHEREAS, in addition to the property described in the Original Indenture and the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First, Twenty-Second, Twenty-Third, Twenty-Fourth, Twenty-Fifth, Twenty-Sixth, Twenty-Seventh, Twenty-Eighth, Twenty-Ninth, Thirtieth, and Thirty-First Supplemental Indentures, the Company has acquired certain other property and desires to confirm the lien of the Original Indenture thereon; and

         WHEREAS, the Company, by proper corporate action, has duly authorized the creation of said new series of Bonds (to be issued in accordance with the terms and provisions of the Original Indenture and indentures supplemental thereto, including this Thirty-Second Supplemental Indenture, and to be secured by said Original Indenture and indentures supplemental thereto, including this Thirty-Second Supplemental Indenture) and has further duly authorized the execution, delivery and recording of this Thirty-Second Supplemental Indenture setting forth the terms and provisions of the Bonds insofar as said terms and provisions are not set forth in said Original Indenture; and

         WHEREAS, the Bonds and the Trustee's certificate upon said Bonds are to be substantially in the following form - the proper amount, names of registered owners and numbers to be inserted therein, and such appropriate insertions, omissions and changes to be made therein as may be required or permitted by this Indenture to conform to any pertinent law or usage:

No. R-1                                                              $25,000,000

                           PHILADELPHIA SUBURBAN WATER
                                     COMPANY

                (Incorporated under the Laws of the Commonwealth
                                of Pennsylvania)

                     First Mortgage Bond, 6% Series Due 2029

         Philadelphia Suburban Water Company, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to The Delaware County Industrial Development Authority or its registered assigns, on the 1st day of June, 2029, at the designated office of Chase Manhattan Trust Company, National Association in the City of Philadelphia, Pennsylvania, the sum of Twenty-five million dollars in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts and to pay interest thereon at said office to the registered owner hereof by draft or check of the Trustee mailed to such registered owner from the interest payment date next preceding the date of the authentication of this Bond (or if this Bond is authenticated after a Record Date as defined below and on or before the succeeding interest payment date, from such succeeding interest payment date, or if this Bond is authenticated prior to June 1, 2000 , from the date hereof) until the principal hereof shall become due and payable, at the rate of six percent (6%) per annum, payable semiannually in like coin or currency on the first day of June and the first day of December in each year, commencing June 1, 2000 and to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and, to the extent legally enforceable, on any overdue installment of interest at a rate of 6% per annum after maturity whether by acceleration or otherwise until paid.

         The interest so payable will (except as otherwise provided in the Thirty-Second Supplemental Indenture referred to herein) be calculated on the basis of a 360-day year of twelve 30-day months and be paid to the person in whose name this Bond (or a Bond or Bonds in exchange for which this Bond was issued) is registered at the close of business on the fifteenth day of the calendar month next preceding the month in which the interest payment date occurs or, if such day is not a business day, on the next preceding business day (a "record date") and principal, premium, if any, and interest on this Bond shall be paid in accordance with written payment instructions of the registered owner delivered to the Trustee (defined below) on or before such record date.

         The provisions of the Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as if fully set forth at this place.

         IN WITNESS WHEREOF, Philadelphia Suburban Water Company has caused this Bond to be signed by its President or a Vice President and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, and this Bond to be dated October 1, 1999.




Attest:                             PHILADELPHIA SUBURBAN WATER COMPANY


_________________________________               By:___________________________
(Assistant) Secretary                           Vice President and Treasurer



                            (Form of Reverse of Bond)

         This Bond is one of a duly authorized issue of bonds of the Company known as its First Mortgage Bonds, issued and to be issued without limitation as to aggregate principal amount except as set forth in the Indenture hereinafter mentioned in one or more series and equally secured (except insofar as a sinking fund or other similar fund established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by an Indenture of Mortgage (herein called the "Indenture") dated as of January 1, 1941, executed by the Company to The Pennsylvania Company for Insurances on Lives and Granting Annuities (succeeded by Chase Manhattan Trust Company, National Association), as Trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders and registered owners of the bonds and of the Trustee in respect of such security, and the terms and conditions under which the bonds are and are to be secured and may be issued under the Indenture; but neither the foregoing reference to the Indenture nor any provision of this Bond or of the Indenture or of any indenture supplemental thereto shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay at the stated or accelerated maturity herein and in the Indenture provided, the principal of and premium, if any, and interest on this Bond as herein provided. As provided in the Indenture, the bonds may be issued in series for various principal amounts, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. This Bond is one of the Bonds described in an indenture supplemental to said Indenture known as the "Thirty-Second Supplemental Indenture" dated as of October 1, 1999, and designated therein as "First Mortgage Bonds, 6% Series due 2029" (the "Bonds").

         To the extent permitted by and as provided in the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders and registered owners of bonds issued and to be issued thereunder may be made with the consent of the Company by an affirmative vote of the holders and registered owners of not less than 75% in principal amount of bonds then outstanding under the Indenture and entitled to vote, at a meeting of the bondholders called and held as provided in the Indenture, and, in case one or more but less than all of the series of bonds then outstanding under the Indenture are so affected, by an affirmative vote of the holders and registered owners of not less than 75% in principal amount of bonds of any series then outstanding under the Indenture and entitled to vote on and affected by such modification or alteration, or by the written consent of the holders and registered owners of such percentages of bonds; provided, however, that no such modification or alteration shall be made which shall reduce the percentage of bonds the consent of the holders or registered owners of which is required for any such modification or alteration or which shall affect the terms of payment of the principal of or interest on the bonds, or permit the creation by the Company of any lien prior to or on a parity with the lien of the Indenture with respect to any property subject to the lien of the Indenture as a first mortgage lien thereon, or which shall affect the rights of the holders or registered owners of less than all of the bonds of any series affected thereby.

         The Bonds have been issued by the Company to secure the obligation of the Company to pay to or for the account of the Authority (defined below) an amount equal to the principal, premium, if any, of, and interest on, the Authority Bonds (defined below) pursuant to the Construction and Financing Agreement (the "Financing Agreement") dated as of October 1, 1999, between the Delaware County Industrial Development Authority, a Pennsylvania body politic and corporate (the "Authority"), and the Company, which Authority Bonds are being issued to finance the cost of acquiring, constructing, installing and equipping facilities for the furnishing of water, in the counties of Bucks, Chester, Delaware and Montgomery, which are to be financed under the Financing Agreement and which are described in Exhibit A thereto, less any deletions therefor and together with any additions, improvements and modifications thereto and substitutions therefor made in accordance with the provisions of the Financing Agreement (the "Facilities"). The Facilities are to be financed through the sale of the Authority's Water Facilities Revenue Bonds (Philadelphia Suburban Water Company Project), Series of 1999, in the aggregate principal amount of $25,000,000 due June 1, 2029 (the "Authority Bonds") and bearing interest at 6% per annum.

         The Authority Bonds are to be issued under a Trust Indenture, dated as of October 1, 1999 (the "Authority Indenture"), between the Authority and Chase Manhattan Trust Company, National Association, as trustee (the "Authority Trustee"). The right, title and interest of the Authority in and to the Financing Agreement and the payments thereunder and the security for such payments have been assigned by the Authority to the Authority Trustee, and the Bonds have been delivered by the Company on behalf of the Authority directly to the Authority Trustee, as assignee, as security for the payment of the principal of, and premium, if any, and interest on, the Authority Bonds. The Authority Trustee may not sell, assign or otherwise transfer the Bonds except for a transfer of the entire outstanding principal amount thereof to its successor as Trustee under the Authority Indenture, which successor and each subsequent successor shall hold such Bonds subject to the same restriction on transfer.

         In the event any Authority Bonds shall be purchased by the Company and cancelled pursuant to the Authority Indenture, Bonds corresponding in principal amount to the Authority Bonds so purchased and cancelled shall be deemed to be paid in full, and in the event and to the extent the principal of, and premium, if any, or interest on, any Authority Bonds is paid out of funds held by the Authority Trustee other than payments on Bonds, the corresponding payment of the principal of and premium, if any, or interest on, an aggregate principal amount of such Authority Bonds shall be deemed to have been satisfied.

         In the event this Bond shall be deemed to have been paid in full, this Bond shall be surrendered to the Trustee for cancellation. In the event this Bond shall be deemed to have been paid in part, this Bond shall be presented to the Trustee for notation hereon of the payment of the portion of the principal hereof so deemed to have been paid.

         The Bonds are redeemable only as follows:

         (a) The Bonds are subject to redemption prior to maturity on or after June 1, 2006 by the Authority, at the option of the Company, out of moneys deposited with or held by the Trustee for such purpose, as a whole or in part, at any time in the manner described below, at the redemption prices (stated as a percentage of the principal amount), as set forth below, of the Bonds to be redeemed, plus interest accrued thereon to the date fixed for redemption:


Optional Redemption Periods (inclusive)              Redemption Prices
---------------------------------------              -----------------

June 1, 2009 through May 31, 2010                            101%
June 1, 2010 and thereafter                                  100%

         (b) The Bonds are subject to mandatory redemption as a whole at any time prior to maturity should the Company be required to accelerate the payments of the Authority Bonds pursuant to the provisions of Section 7.02 (a) of the Financing Agreement and 7.01(b) and (c) of the Authority Indenture, if the Trustee shall receive a written notice from the Authority or the Authority Trustee that the Authority Bonds are subject to mandatory redemption in accordance with any of such provisions.

         (c) The Bonds are also subject to mandatory redemption by the Company in whole if the Trustee shall receive a written demand from the Authority Trustee for redemption of all such Bonds held by the Authority Trustee stating that an "Event of Default" as defined in Section 9.01(a) of the Authority Indenture has occurred and is continuing and that payment of the principal of the Authority Bonds has been accelerated pursuant to Section 9.01(b) of the Authority Indenture, provided that at the time of notice of such redemption as provided in Section 2 of Article V of the Original Indenture (i) said written demand shall not have been withdrawn by the Authority Trustee, and (ii) no event of default under Section 1 of Article XI of the Original Indenture shall have occurred and be continuing.

         If this Bond or any portion hereof is called for redemption and payment thereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon or on such portion, as the case may be, from and after the date fixed for redemption.

         The principal hereof may be declared or may become due prior to its maturity date on the conditions, in the manner and with the effect set forth in the Indenture upon the happening of an event of default, as in the Indenture provided; subject, however, to the right, under certain circumstances, of the registered owners of a majority in principal amount of Bonds outstanding to annul such declaration.

         This Bond is transferable by the registered owner hereof in person or by attorney duly authorized in writing, on books of the Company to be kept for that purpose at the designated office of the Trustee in the City of Philadelphia, Pennsylvania, upon surrender hereof for cancellation at such office and upon presentation of a written instrument of transfer duly executed, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new Bond or Bonds in authorized denominations, of equal aggregate unpaid principal amount. Any such transfer or exchange shall be subject to the terms and conditions and to the payment of the charges specified in the Indenture.

         The Company and the Trustee may deem and treat the registered owner of this Bond as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and the interest hereon, and for all other purposes, and shall not be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or interest on this Bond or for any claim based hereon or otherwise in respect hereof or of the Indenture or of any indenture supplemental thereto against any incorporator or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or through any such predecessor or successor corporation or through any receiver or trustee in bankruptcy, by virtue of any constitutional provision, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise; all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by every holder or registered owner hereof, as more fully provided in the Indenture.

         This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until Chase Manhattan Trust Company, National Association, as Trustee under the Indenture, or a successor trustee thereunder, shall have signed the certificate of authentication endorsed hereon.

                         (Form of Trustee's Certificate)

         This Bond is one of the Bonds, of the series designated therein, referred to in the within-mentioned Thirty-Second Supplemental Indenture.

                                                CHASE MANHATTAN TRUST COMPANY,
                                                NATIONAL ASSOCIATION

                                                By:__________________________
                                                     Authorized Signer
and;

         WHEREAS, all acts and things necessary to make the Bonds, when executed by the Company and authenticated and delivered by the Trustee as in this Thirty-Second Supplemental Indenture provided and issued by the Company, valid, binding and legal obligations of the Company, and this Thirty-Second Supplemental Indenture a valid and enforceable supplement to said Original Indenture, have been done, performed and fulfilled, and the execution of this Thirty-Second Supplemental Indenture has been in all respects duly authorized:

         NOW, THEREFORE, THIS THIRTY-SECOND SUPPLEMENTAL INDENTURE WITNESSETH:
That, in order to secure the payment of the principal and interest of all bonds issued under the Original Indenture and all indentures supplemental thereto, according to their tenor and effect, and according to the terms of the Original Indenture and of any indenture supplemental thereto, and to secure the performance of the covenants and obligations in said bonds and in the Original Indenture and any indenture supplemental thereto respectively contained, and to provide for the proper issuing, conveying and confirming unto the Trustee, its successors in said trust and its and their assigns forever, upon the trusts and for the purposes expressed in the Original Indenture and in any indenture supplemental thereto, all and singular the estates, property and franchises of the Company thereby mortgaged or intended so to be, the Company, for and in consideration of the premises and of the sum of One Dollar ($1.00) in hand paid by the Trustee to the Company upon the execution and delivery of this Thirty-Second Supplemental Indenture, receipt whereof is hereby acknowledged, and of other good and valuable consideration, and intending to be legally bound, has granted, bargained, sold, aliened, enfeoffed, released and confirmed and by these presents does grant, bargain, sell, alien, enfeoff, release and confirm unto Chase Manhattan Trust Company, National Association, as Trustee, and to its successors in said trust and its and their assigns forever:

         All and singular the premises, property, assets, rights and franchises of the Company, whether now or hereafter owned, constructed or acquired, of whatever character and wherever situated (except as herein expressly excepted), including among other things the following, but reference to or enumeration of any particular kinds, classes, or items of property shall not be deemed to exclude from the operation and effect of the Original Indenture or any indenture supplemental thereto any kind, class or item not so referred to or enumerated:

                                       I.

                          REAL ESTATE AND WATER RIGHTS.

         The real estate described in the deeds from the grantors named in Exhibit B hereto, dated and recorded as therein set forth, and any other real estate and water rights acquired since the date of the Thirty-First Supplemental Indenture.

                                       II.

                            BUILDINGS AND EQUIPMENT.

         All mains, pipes, pipe lines, service pipes, buildings, improvements, standpipes, reservoirs, wells, flumes, sluices, canals, basins, cribs, machinery, conduits, hydrants, water works, plants and systems, tanks, shops, structures, purification systems, pumping stations, fixtures, engines, boilers, pumps, meters and equipment which are now owned or may hereafter be acquired by the Company (except as herein expressly excepted), including all improvements, additions and extensions appurtenant to any real or fixed property now or hereafter subject to the lien of the Original Indenture or any indenture supplemental thereto which are used or useful in connection with the business of the Company as a water company or as a water utility, whether any of the foregoing property is now owned or may hereafter be acquired by the Company.

         It is hereby declared by the Company that all property of the kinds described in the next preceding paragraph, whether now owned or hereafter acquired, has been or is or will be owned or acquired with the intention of using the same in carrying on the business or branches of the business of the Company, and it is hereby declared that it is the intention of the Company that all thereof (except property hereinafter specifically excepted) shall be subject to the lien of the Original Indenture.

         It is agreed by the Company that so far as may be permitted by law tangible personal property now owned or hereafter acquired by the Company, except such as is hereafter expressly excepted from the lien hereof, shall be deemed to be and construed as fixtures and appurtenances to the real property of the Company.

                                      III.

                          FRANCHISES AND RIGHTS OF WAY.

         All the corporate and other franchises of the Company, all water and flowage rights, riparian rights, easements and rights of way, and all permits, licenses, rights, grants, privileges and immunities, and all renewals, extensions, additions or modifications of any of the foregoing, whether the same or any thereof, or any renewals, extensions, additions or modifications thereof, are now owned or may hereafter be acquired, owned, held, or enjoyed by the Company.

                                       IV.

                            AFTER ACQUIRED PROPERTY.

         All real and fixed property and all other property of the character hereinabove described which the Company may hereafter acquire.

         TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, product and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid premises, property, rights and franchises and every part and parcel thereof.

         EXCEPTING AND RESERVING, HOWEVER, certain premises, not used or useful in the supplying of water by the Company, expressly excepted and reserved from the lien of the Original Indenture and not subject to the terms thereof.

         AND ALSO SAVING AND EXCEPTING from the property hereby mortgaged and pledged, all of the following property (whether now owned by the Company or hereafter acquired by it): All bills, notes and accounts receivable, cash on hand and in banks, contracts, choses in action and leases to others (as distinct from the property leased and without limiting any rights of the Trustee with respect thereto under any of the provisions of the Original Indenture or of any indenture supplemental thereto), all bonds, obligations, evidences of indebtedness, shares of stock and other securities, and certificates or evidences of interest therein, all automobiles, motor trucks, and other like automobile equipment and all furniture, and all equipment, materials, goods, merchandise and supplies acquired for the purpose of sale in the ordinary course of business or for consumption in the operation of any properties of the Company other than any of the foregoing which may be specifically transferred or assigned to or pledged or deposited with the Trustee hereunder or required by the provisions of the Original Indenture or any indenture supplemental thereto so to be; provided, however, that if, upon the happening of a completed default, as specified in Section 1 of Article XI of the Original Indenture, the Trustee or any receiver appointed hereunder shall enter upon and take possession of the mortgaged property, the Trustee or any such receiver may, to the extent permitted by law, at the same time likewise take possession of any and all of the property described in this paragraph then on hand and any and all other property of the Company then on hand, not described or referred to in the foregoing granting clauses, which is used or useful in connection with the business of the Company as a water company or as a water utility, and use and administer the same to the same extent as if such property were part of the mortgaged property, unless and until such completed default shall be remedied or waived and possession of the mortgaged property restored to the Company, its successors or assigns.

         SUBJECT, HOWEVER, to the exceptions, reservations and matters hereinabove and in the Original Indenture recited, to releases executed since the date of the Original Indenture in accordance with the provisions thereof, to existing leases, to easements and rights of way for pole lines and electric transmission lines and other similar encumbrances and restrictions which the Company hereby certifies, in its judgment, do not impair the use of said property by the Company in its business, to liens existing on or claims against, and rights in and relating to, real estate acquired for right-of-way purposes, to taxes and assessments not delinquent, to alleys, streets and highways that may run across or encroach upon said lands, to liens, if any, incidental to construction, and to Permitted Liens, as defined in the Original Indenture; and, with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in such deeds and other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any and all liens existing thereon at the time of such acquisition.

         TO HAVE AND TO HOLD, all and singular the property, rights, privileges and franchises hereby conveyed, transferred or pledged or intended so to be unto the Trustee and its successors in the trust heretofore and hereby created, and its and their assigns forever.

         IN TRUST NEVERTHELESS, for the equal pro rata benefit and security of each and every person or corporation who may be or become the holders of bonds and coupons secured by the Original Indenture or by any indenture supplemental thereto, or both, without preference, priority or distinction as to lien or otherwise of any bond or coupon over or from any other bond or coupon, so that each and every of said bonds and coupons issued or to be issued, of whatsoever series, shall have the same right, lien and privilege under the Original Indenture and all indentures supplemental thereto and shall be equally secured hereby and thereby, with the same effect as if said bonds and coupons had all been made, issued and negotiated simultaneously on the date thereof; subject, however, to the provisions with reference to extended, transferred or pledged coupons and claims for interest contained in the Original Indenture and subject to any sinking or improvement fund or maintenance deposit provisions, or both, for the benefit of any particular series of bonds.

         IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, that all such bonds and coupons are to be authenticated, delivered and issued, and that all property subject or to become subject hereto is to be held subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in said trust, for the benefit of those who shall hold said bonds and coupons, or any of them, issued under this Indenture or any indenture supplemental hereto, or both, as follows:

                                   ARTICLE I.

                 Form, Authentication and Delivery of the Bonds;
                              Redemption Provisions

         SECTION 1. There shall be a thirty-eighth series of bonds, limited in aggregate principal amount to $25,000,000 designated as "Philadelphia Suburban Water Company, First Mortgage Bonds, 6% Series due 2029".

         Interest on the Bonds shall be payable semiannually on June 1 and December 1 of each year (each an "interest payment date"), commencing June 1, 2000. Each Bond shall be dated the date of its authentication and shall bear interest from the interest payment date next preceding its date of authentication, unless authenticated after a record date and on or before the succeeding interest payment date, in which case it shall bear interest from such succeeding interest payment date, or, unless authenticated on or prior to the record date for the first interest payment date for the Bonds, in which case it shall bear interest from October 1, 1999; provided, however, that, if at the time of authentication of any Bond, interest on the predecessor Bond of such Bond is in default, such Bond shall bear interest from the date to which interest has been paid, or, if no interest has been paid, from October 1, 1999.

The Bonds shall be stated to mature (subject to the right of earlier redemption at the prices and dates and upon the terms and conditions hereinafter set forth) on June 1, 2029 and shall bear interest at the rate of 6%.

         The Bonds shall be issuable only as registered bonds without coupons, shall be in the form hereinabove recited, in the denomination of Five Thousand Dollars ($5,000) or any integral multiple thereof, shall be lettered "R", and shall bear such numbers as the Company may reasonably require.

         The principal of, and interest on the Bonds shall be payable at the designated office of the trustee in the City of Philadelphia, Pennsylvania, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided, however, that each installment of interest may be paid by check to the order of the person entitled thereto, mailed to such person's address as the same appears on the books maintained for such purpose by or on behalf of the Company, or by bank wire transfer of immediately available funds pursuant to instructions and conditions incorporated in an agreement between such person and the Trustee or the Company.

         The person in whose name any Bond is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond upon any transfer or exchange subsequent to the record date and prior to such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names outstanding Bonds are registered at the close of business on a subsequent record date established by notice given by mail by or on behalf of the Company to the holders of Bonds not less than fifteen days preceding such subsequent record date, such record date to be not less than ten days preceding the date of payment of such defaulted interest. The term "record date" with respect to any regular interest payment date shall mean the fifteenth day of the calendar month next preceding the month in which such interest payment date occurs.

         The Bonds are being issued by the Company to secure the obligation of the Company to pay to or for the account of the Authority an amount equal to the principal of, and interest on, the Authority Bonds pursuant to the Financing Agreement. The Authority Bonds are being sold to finance the cost of the acquiring, constructing, installing and equipping of the Facilities.

         The Authority Bonds are to be issued under the Authority Indenture and the right, title and interest of the Authority in and to the Financing Agreement and the payments thereunder and the security for such payments have been assigned by the Authority to the Authority Trustee, and the Bonds are to be delivered by the Company on behalf of the Authority directly to the Authority Trustee, as assignee, as security for the payment of the principal of, and premium, if any, and interest on, the Authority Bonds. The Authority Trustee may not sell, assign or otherwise transfer the Bonds except for a transfer of the entire outstanding principal amount thereof to its successor as Trustee under the Authority Indenture, which successor and each subsequent successor shall hold the Bonds subject to the same restriction on transfer.

         The text of the Bonds and of the certificate of the Trustee upon such Bonds shall be, respectively, substantially of the tenor and effect hereinbefore recited.

         Exchange of any Bonds shall be effected in accordance with the applicable provisions of Sections 7, 8 and 9 of Article II of the Original Indenture.

         SECTION 2. The Bonds are redeemable only as follows:

         (a) The Bonds are subject to redemption prior to maturity on or after June 1, 2009 by the Authority, at the option of the Company, out of moneys deposited with or held by the Trustee for such purpose, as a whole or in part, at any time in the manner described below, at the redemption prices (stated as a percentage of the principal amount), as set forth below, of the Bonds to be redeemed, plus interest accrued thereon to the date fixed for redemption:

Optional Redemption Periods (inclusive)              Redemption Prices
---------------------------------------              -----------------

June 1, 2009 through May 31, 2010                           101%
June 1, 2010 and thereafter                                 100%

         (b) The Bonds are subject to mandatory redemption as a whole or in part at any time prior to maturity should the Company be required to accelerate the payments of the Authority Bonds pursuant to the provisions of Article VII of the Financing Agreement, if the Trustee shall receive a notice from the Authority or the Authority Trustee that the Bonds are subject to mandatory redemption in accordance with any of such provisions.

         (c) (reserved)

         (d) The Bonds are also subject to mandatory redemption by the Company in whole if the Trustee shall receive a written demand from the Authority Trustee for redemption of all such Bonds held by the Authority Trustee stating that an "Event of Default" as defined in Section 9.01(a) of the Authority Indenture has occurred and is continuing and that payment of the principal of the Authority Bonds has been accelerated pursuant to Section 9.01(b) of the Authority Indenture, provided that at the time of notice of such redemption as provided in Section 2 of Article V of the Original Indenture (i) said written demand shall not have been withdrawn by the Authority Trustee, and (ii) no event of default under Section 1 of Article XI of the Original Indenture shall have occurred and be continuing.

         SECTION 3. Any redemption of the Bonds shall be effected in accordance with the provisions of Article V of the Original Indenture.

         SECTION 4. In the event any Authority Bonds shall be purchased by the Company, surrendered by the Company to the Authority Trustee for cancellation and cancelled by the Authority Trustee, Bonds corresponding in principal amount to the Authority Bonds so purchased, surrendered and cancelled shall be deemed to have been paid in full.

         SECTION 5. In the event and to the extent the principal of and premium, if any, or interest on, any Authority Bonds is paid out of funds held by the Authority Trustee other than payments of Bonds, the corresponding payment of the principal of, and premium, if any, or interest on, an aggregate principal amount of Bonds equal to the aggregate principal amount of such Authority Bonds shall be deemed to have been satisfied.

         SECTION 6. All Bonds deemed to have been paid in full as provided in
Section 4 and 5 of this Article I of this Thirty-Second Supplemental Indenture shall be surrendered to the Trustee for cancellation, and the Trustee shall forthwith cancel the same and, on the written request of the Company, deliver the same to the Company. In case part of an outstanding Bond shall be deemed to have been partially paid as provided in said Section 4 or Section 5, upon presentation of such Bond at the designated office of the Trustee, the Trustee shall make a notation thereon of the payment of the portion of the principal amount of such Bond so deemed to have been paid unless the registered owner shall elect to surrender such Bond to the Trustee, in which case the Company shall execute and the Trustee shall authenticate and deliver, without charge to the registered owner, Bonds in such authorized denominations as shall be specified by the registered owner for the unpaid balance of the principal amount of such outstanding Bond.

         SECTION 7. Bonds in the aggregate principal amount of $25,000,000 may be issued under the provisions of Article IV of the Original Indenture and may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company, upon receipt by the Trustee of the resolutions, certificates, opinions or other instruments or all of the foregoing required to be delivered upon the issue of bonds pursuant to the provisions of the Original Indenture.

                                   ARTICLE II.

                       Maintenance or Improvement Deposit.

         SECTION 1. The Company covenants that it will deposit with the Trustee on or before the March 1 next occurring after the bonds of the 9.89% Series due 2008 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 9.93% Series due 2013 cease to be outstanding, or on or before the next March 1 next occurring after the bonds of the 9.97% Series due 2018 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 9.12% Series due 2010 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 9.29% Series due 2026 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 9.17% Series due 2021 cease to be outstanding, or on or before the next March 1 next occurring after the bonds of the 9.17% Series due 2011 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the

6.50% Series due 2010 cease to be outstanding, or on or before the next March 1 next occurring after the bonds of the 5.95% Series due 2002 cease to be outstanding, or on or before the March 1 next occurring after the bonds of the 7.15% Series due 2008 cease to be outstanding, or on or before the March 1 next occurring after the bonds of any of the Subseries of the 1995 Medium Term Note Series issued under the Twenty-Ninth Supplemental Indenture (consisting of the 7.72% Subseries A due 2025, the 6.82% Subseries B due 2005, the 6.89% Subseries C due 2015, the 6.99% Subseries D due 2006, the 7.47% Subseries E due 2003, the 6.83% Subseries F due 2003, and the 7.06% Subseries G due 2004) shall cease to be outstanding, or on or before the March 1 next occurring after bonds of the 6.35% Series due 2025 shall cease to be outstanding, on or before the March 1 next occurring after the bonds of any of the Subseries of the 1997 Medium Term Note Series issued under the Thirty-First Supplemental Indenture (consisting of the 6.75% Subseries A due 2007, the 6.30% Subseries B due 2002, the 6.14% Subseries C due 2008, the 5.80% Subseries D due 2003, the 5.85% Subseries E due 2004 and the 6.00% Subseries F due 2004) whichever is latest, and on or before March 1 in each year thereafter if and so long as any of the Bonds are outstanding, an amount in cash (the "Maintenance or Improvement Deposit") equal to 9% of the Gross Operating Revenues of the Company during the preceding calendar year less, to the extent that the Company desires to take such credits, the following:

                  (a) the amount actually expended for maintenance during such calendar year; and

                  (b) the Cost or Fair Value, whichever is less, of Permanent Additions acquired during such calendar year which at the time of taking such credit constitute Available Permanent Additions; and

                  (c) the unapplied balance, or any part thereof, of the Cost or Fair Value, whichever is less, of Available Permanent Additions acquired by the Company during the five calendar years preceding such calendar year and specified in the Officers' Certificates delivered to the Trustee pursuant to Section 2 of this Article, but only to the extent that the Permanent Additions with respect to which such Cost or Fair Value was determined shall at the time of taking such credit constitute Available Permanent Additions.

         SECTION 2. The Company covenants that it will on or before March 1 in each year, beginning with the first deposit made with the Trustee under the provisions of Section 1 of this Article, as long as any of the Bonds are outstanding, deliver to the Trustee the following:

         (A) An Officers' Certificate, which shall state:

             (i) The amount of the Gross Operating Revenues for the preceding calendar year;

             (ii) 9% of such Gross Operating Revenues;

             (iii) The amount actually expended by the Company for maintenance during such calendar year;

             (iv) The amount set forth in subparagraph (xii) of each Officers' Certificate delivered to the Trustee pursuant to the provisions of this Section during the preceding five calendar years (specifying each such Officers' Certificate), after deducting from each such amount the aggregate of (a) the Cost or Fair Value, whichever is less, of all Permanent Additions represented by such amount which have ceased to be Available Permanent Additions; and (b) any part of such amount for which the Company has previously taken credit against any Maintenance or Improvement Deposit (specifying the Officers' Certificate in which such credit was taken); and (c) any part of such amount for which the Company then desires to take credit against the Maintenance or Improvement Deposit;

             (v) An amount which shall be the aggregate of all amounts set forth pursuant to the provisions of clause (c) of the foregoing subparagraph
         (iv);

             (vi) The Cost or Fair Value, whichever is less, of Available Permanent Additions acquired by the Company during the preceding calendar year;

             (vii) That part of the amount set forth in subparagraph (vi) which the Company desires to use as a credit against the Maintenance or Improvement Deposit;

             (viii) The amount of cash payable to the Trustee under the provisions of Section 1 of this Article, which shall be the amount by which the amount set forth in subparagraph (ii) hereof exceeds the sum of the amounts set forth in subparagraphs (iii), (v) and (vii) hereof;

             (ix) The sum of all amounts charged on the books of the Company against any reserve for retirement or depreciation during the preceding calendar year representing the aggregate of the Cost when acquired of any part of the Company's plants and property of the character described in the granting clauses hereof which has been permanently retired or abandoned;

             (x) The aggregate of the amounts set forth in subparagraphs (v) and
         (vii) hereof;

             (xi) The amount by which the amount set forth in subparagraph (x) exceeds the amount set forth in subparagraph (ix), being the amount required to be deducted from the Cost or Fair Value of Available Permanent Additions in order to determine a Net Amount of Available

         Permanent Additions pursuant to the provisions of Section 9 of Article I of the Original Indenture;

             (xii) The amount set forth in subparagraph (vi) after deducting the amount, if any, set forth in subparagraph (vii); and

             (xiii) That all conditions precedent to the taking of the credit or credits so requested by the Company have been complied with.

         (B) In the event that the Officers' Certificate delivered to the Trustee pursuant to the provisions of paragraph (A) of this Section shall state, pursuant to the requirements of subparagraph (vi), the Cost or Fair Value of Available Permanent Additions acquired by the Company during the preceding calendar year, the documents specified in paragraphs 2, 3, 5, 6 and 7 of subdivision (B) of Section 3 of Article IV of the Original Indenture.

         (C) An amount in cash equal to the sum set forth in subparagraph (viii) of the Officers' Certificate provided for in paragraph (A) hereof.

         SECTION 3. All cash deposited with the Trustee as part of any Maintenance or Improvement Deposit provided for in Section 1 of this Article, may, at the option of the Company, be applied to the purchase of bonds under the provisions of Section 2 of Article X of the Original Indenture or to the redemption of bonds under the provisions of Section 3 of Article X of the Original Indenture or may be withdrawn by the Company at any time to reimburse the Company for the cost of a Net Amount of Available Permanent Additions (excluding, however, from any such Available Permanent Additions all Permanent Additions included in any certificate delivered to the Trustee for the purpose of obtaining a credit against any Maintenance or Improvement Deposit provided for in Section 1 of this Article to the extent that such Permanent Additions have been used for any such credit). The Trustee shall pay to or upon the written order of the Company all or any part of such cash upon the receipt by the Trustee of:

                   (a) A Resolution requesting such payment; and

                   (b) The documents specified in paragraphs 2, 5, 6 and 7 of subdivision (B) of Section 3 of Article IV of the Original Indenture, with such modifications, additions and omissions as may be appropriate in the light of the purposes for which they are used.

                                  ARTICLE III.

                            Covenants of the Company.

         SECTION 1. The Company hereby covenants and agrees with the Trustee, for the benefit of the Trustee and all the present and future holders of the Bonds, that the Company will pay the principal of, and premium, if any, and interest on, all bonds issued or to be issued as aforesaid under and secured by the Original Indenture as hereby supplemented, as well as all bonds which may be hereafter issued in exchange or substitution therefor, and will perform and fulfill all of the terms, covenants and conditions of the Original Indenture and of this Thirty-Second Supplemental Indenture with respect to the additional bonds to be issued under the Original Indenture as hereby supplemented.

         SECTION 2. The Company covenants and agrees that so long as any of the Bonds are outstanding (a) the Company will not make any Stock Payment if, after giving effect thereto, its retained earnings, computed in accordance with generally accepted accounting principles consistently applied, will be less than the sum of (i) Excluded Earnings, if any, since December 31, 1998, and (ii) $20,000,000; (b) Stock Payments made more than 40 days after the commencement, and prior to the expiration, of any Restricted Period shall not exceed 65% of the Company's Net Income during such Restricted Period; and (c) the Company will not authorize a Stock Payment if there has occurred and is continuing an event of default under subsections (a) and (b) of Section 1 of Article XI of the Original Indenture.

         For the purposes of this Section 2 the following terms shall have the following meanings:

         "Capitalization" shall mean the sum of (i) the aggregate principal amount of all Debt at the time outstanding, (ii) the aggregate par or stated value of all capital stock of the Company of all classes at the time outstanding, (iii) premium on capital stock, (iv) capital surplus, and (v) retained earnings.

         "Debt" means (i) all indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, (ii) all deferred indebtedness for the payment of the purchase price of property or assets purchased (but Debt shall not be deemed to include Customer Advances for construction or any bonds issued under the Indenture which are not Outstanding Bonds), (iii) leases which have been or, in accordance with generally accepted accounting principles, should be recorded as capital leases and (iv) guarantees of the obligations of another of the nature described in clauses (i), (ii) or
(iii) which have been or, in accordance with generally accepted accounting principles, should be recorded as debt.

         "Determination Date" shall mean the last day of each calendar quarter. Any calculation with respect to any Determination Date shall be based on the Company's balance sheet as of such date.

         "Excluded Earnings" shall mean 35% of the Company's Net Income during any Restricted Period.

         "Net Income" for any particular Restricted Period shall mean the amount of net income properly attributable to the conduct of the business of the Company for such period, as determined in accordance with generally accepted accounting principles consistently applied, after payment of or provision for taxes on income for such period.

         "Outstanding Bonds" shall mean bonds which are outstanding within the meaning indicated in Section 20 of Article I of the Original Indenture except that, in addition to the bonds referred to in clauses (a), (b) and (c) of said
Section 20, said term shall not include bonds for the retirement of which sufficient funds have been deposited with the Trustee with irrevocable instructions to apply such funds to the retirement of such bonds at a specified time, which may be either the maturity thereof or a specified redemption date, whether or not notice of redemption shall have been given.

         "Restricted Period" shall mean a period commencing on any Determination Date on which the total Debt of the Company is, or as the result of any Stock Payment then declared or set aside and to be made thereafter will be, more than 70% of Capitalization, and continuing until the third consecutive Determination Date on which the total Debt of the Company does not exceed 70% of Capitalization.

         "Stock Payment" shall mean any payment in cash or property (other than stock of the Company) to any holder of shares of any class of capital stock of the Company as such holder, whether by dividend or upon the purchase, redemption, conversion or other acquisition of such shares, or otherwise.

         SECTION 3. The Company covenants and agrees that so long as any of the Bonds are outstanding, neither the Company nor any subsidiary of the Company will, directly or indirectly, lend or in any manner extend its credit to, or indemnify, or make any donation or capital contribution to, or purchase any security of, any corporation which directly or indirectly controls the Company, or any subsidiary or affiliate (other than an affiliate which is a subsidiary of the Company) of any such corporation.

                                   ARTICLE IV.

                                  The Trustee.

         SECTION 1. The Trustee hereby accepts the trust hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Original Indenture, as supplemented by this Thirty-Second Supplemental Indenture.

         SECTION 2. Subject to the provisions of Article XIII of the Original Indenture, the Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through and consult with attorneys, agents, officers or employees selected by the Trustee in its sole discretion. The Trustee shall be entitled to advice of counsel concerning all matters of trusts hereof and the duties hereunder and may in all cases pay such reasonable compensation to all such attorneys, agents, officers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act or refrain from acting and rely upon and be free from all liability for so relying upon the opinion or advice of any attorney (who may be the attorney or attorneys for the Company). The Trustee may act and rely on written opinions of experts employed by the Trustee and such advice shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon. The Trustee shall not be responsible for any loss or damage resulting from any action or non-action in good faith taken in reliance upon such opinion or advice. The Trustee shall not be bound to confirm, verify or make any investigation into the facts or matters stated in any financial or other statements, resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document furnished pursuant to the terms hereof.

         SECTION 3. Before the Trustee shall be required to foreclose on, or to take control or possession of, the real property or leasehold interest (the "Premises") which may be the subject of any mortgage or mortgages for which the Trustee is mortgagee in connection with the issuance of the Bonds, the Trustee shall be indemnified and held harmless by the holders and/or beneficial owners of the Bonds from and against any and all expense, loss, or liability that may be suffered by the Trustee in connection with any spill, leak or release which may have occurred on or invaded the Premises or any contamination by an Hazardous Substance (hereinafter defined), whether caused by the Company or any other person or entity, including, but not limited to, (1) any and all reasonable expenses that the Trustee may incur in complying with any of the Environmental Statutes (hereinafter defined), (2) any and all reasonable costs that the Trustee may incur in studying or remedying any spill, leak or release which may have occurred on or invaded the Premises or any contamination, (3) any and all fines or penalties assessed upon the Trustee by reason of such contamination, (4) any and all loss of value of the Premises or the improvements thereon by reason of such contamination, and (5) any and all legal fees and costs reasonably incurred by the Trustee in connection with any of the foregoing. As used in this Section, contamination by any Hazardous Substance shall include contamination, arising from the presence, creation, production, collection, treatment, disposal, discharge, release, storage, transport or transfer of any Hazardous Substance at or from the Premises or any improvements thereon. As used in this Section, the term "Hazardous Substance" shall mean petroleum hydrocarbons or any substance which (a) constitutes a hazardous waste or substance under any applicable federal, state or local law, rule, order or regulation now or hereafter adopted; (b) constitutes a "hazardous substance" as such term is defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. ss.9601 et seq.) and the regulations issued thereunder and any comparable state or local law or regulation; (c) constitutes a "hazardous waste" under the Resource Conservation and Recovery Act, (42 U.S.C. ss.6991) and the regulations issued thereunder and any comparable state or local law or regulation; (d) constitutes a pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste as such terms are defined under Federal Clean Water Act, as amended (33 U.S.C. ss.1251 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss.2601 et seq.), or any comparable state or local laws or regulations; (e) exhibits any of the characteristics enumerated in 40 C.F.R. Sections 261.20 - 261.24, inclusive; (f) those extremely hazardous substances listed in Section 302 of the Superfund Amendments and Reauthorization Act of 1986 (Public Law 99-499, 100 Stat. 1613) which are present in threshold planning or reportable quantities as defined under such act; (g) toxic or hazardous chemical substances which are present in quantities which exceed exposure standards as those terms are defined under Sections 6 and 8 of the Occupational Safety and Health Act, as amended (29 U.S.C. ss.ss.655 and 657 and 29 C.F.R. Part 1910, subpart 2); and
(h) any asbestos, petroleum-based products or any Hazardous Substance contained within or release from any underground or aboveground storage tanks. As used in this Section, the term "Environmental Statutes" shall mean the statutes, laws, rules, orders and regulations referred to in (a) through (h) inclusive in the preceding sentence.

                                   ARTICLE V.

                                 Miscellaneous.

         SECTION 1. This instrument is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and except as hereby supplemented, the Original Indenture and the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First, Twenty-Second, Twenty-Third, Twenty-Fourth, Twenty-Fifth, Twenty-Sixth, Twenty-Seventh, Twenty-Eighth, Twenty-Ninth, Thirtieth and Thirty-First Supplemental Indentures are hereby confirmed. All references in this Thirty-Second Supplemental Indenture to the Original Indenture shall be deemed to refer to the Original Indenture as heretofore amended and supplemented, and all terms used herein shall be taken to have the same meaning as in the Original Indenture, as so amended, except in the cases where the context clearly indicates otherwise.

         SECTION 2. Any notices to the Trustee under this Thirty-Second Supplemental Indenture shall be delivered to the Trustee by registered or certified mail, hand delivery or other courier or express delivery service (with receipt confirmed) or by telecopy (with receipt confirmed) at the following address:

                   Chase Manhattan Trust Company, National Association Capital Markets Fiduciary Services
                   1650 Market Street, Suite 520
                   Philadelphia, PA  19103
                   Attention: Philadelphia Suburban Water
                                        Administrator
                   Telecopy: (215) 972-1685

Any change in such address or telecopy number may be made by notice to the Company delivered in the manner set forth above.

         SECTION 3. All recitals in this Thirty-Second Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

         SECTION 4. Although this Thirty-Second Supplemental Indenture is dated as of October 1, 1999 for convenience and for the purpose of reference, the actual date or dates of execution hereof by the Company and the Trustee are as indicated by their respective acknowledgments annexed hereto.

         SECTION 5. In order to facilitate the recording or filing of this Thirty-Second Supplemental Indenture, the same may be simultaneously executed in several counterparts, each of which shall be deemed to be an original and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF the parties hereto have caused their corporate seals to be hereunto affixed and their authorized officers have hereto affixed their signatures, and their authorized officers have duly attested the execution hereof, as of the 1st day of October, 1999.


[CORPORATE SEAL]                           PHILADELPHIA SUBURBAN WATER
                                           COMPANY



Attest: /s/ Suzanne Falcone                By: Kathy L. Pape
        --------------------------             ---------------------------
        Asst. Secretary                        Vice President and Treasurer




[CORPORATE SEAL]                           CHASE MANHATTAN TRUST
                                           COMPANY, NATIONAL ASSOCIATION,
                                           as Trustee



Attest:                                    By:
       ---------------------------             ----------------------------
         Authorized Officer                    Authorized Officer

                                    EXHIBIT A

                       BONDS REDEEMED OR PAID AT MATURITY

                            Principal Amount
                            Paid or Redeemed
                            (If less than al       Date
Series                      Bonds of Series)       Paid          Maturity
------                      ----------------     --------        ------------
 3.25%   Series Due 1971                         12/31/70        Redemption
 9.63%   Series Due 1975                          6/15/75        Maturity
 9.15%   Series Due 1977                           1/1/77        Maturity
 3.00%   Series Due 1978                           7/1/78        Maturity
 3.38%   Series Due 1982                           7/1/82        Maturity
 3.90%   Series Due 1983                           7/1/83        Maturity
 3.50%   Series Due 1986                           1/1/86        Maturity
 4.50%   Series Due 1987                           1/1/87        Maturity
 4.13%   Series Due 1988                           5/1/88        Maturity
 5.00%   Series Due 1989                           9/1/89        Maturity
 4.63%   Series Due 1991                           5/1/91        Maturity
 4.70%   Series Due 1992                           4/1/92        Maturity
 6.88%   Series Due 1993                           1/1/93        Maturity
 4.55%   Series Due 1994                           3/1/94        Maturity
10.13%   Series Due 1995     $ 6,300,000               --        Sinking Fund
10.13%   Series Due 1995     $ 3,700,000          5/17/93        Redemption
 9.20%   Series Due 2001     $ 3,850,000               --        Sinking Fund
 9.20%   Series Due 2001     $ 3,150,000           5/1/93        Redemption
 8.40%   Series Due 2002     $ 5,850,000               --        Sinking Fund
 8.40%   Series Due 2002     $ 4,150,000           1/2/96        Redemption
 5.95%   Series Due 2002     $ 2,400,000               --        Sinking Fund
12.45%   Series Due 2003     $ 1,000,000           8/1/93        Sinking Fund
12.45%   Series Due 2003     $ 9,000,000           8/2/93        Redemption
 8.88%   Series Due 2010     $   800,000               --        Sinking Fund
 8.88%   Series Due 2010     $ 7,200,000          6/30/92        Redemption
13.00%   Series Due 2005                           8/2/95        Redemption
 7.88%   Series Due 1997                           1/2/96        Redemption
10.65%   Series Due 2006                           4/2/96        Redemption
 5.50%   Series Due 1996                          11/1/96        Maturity
 8.44%   Series Due 1997                           4/1/97        Maturity
 7.15%   Series Due 2008     $ 4,000,000               --        Sinking Fund

                                   EXHIBIT B

-------------------------------------------------------------------------------------------------------------------------
                                       PROPERTIES ACQUIRED FROM 6/4/97 TO 9/30/99
-------------------------------------------------------------------------------------------------------------------------
        NAME                     GRANTOR              COUNTY       TAX PARCEL NO.    INDEX NO.   DEED DATE   BOOK    PAGE
-------------------------------------------------------------------------------------------------------------------------
   PEDDLERS VIEW
    WELL SITE #1         DELUCA ENTERPRISES, INC       BUCKS          41-48-05           --       8/6/97     1461     217
-------------------------------------------------------------------------------------------------------------------------
   PEDDLERS VIEW
    WELL SITE #2         DELUCA ENTERPRISES, INC       BUCKS          41-47-142          --       8/6/97     1461     213
-------------------------------------------------------------------------------------------------------------------------
   FERNHILL PLANT           WEST CHESTER AREA
     & RESERVOIR           MUNICIPAL AUTHORITY        CHESTER         52-3-106        VI-A-11     1/21/98    4292     396
-------------------------------------------------------------------------------------------------------------------------
    FERNHILL TANK           WEST CHESTER AREA
      & OFFICE             MUNICIPAL AUTHORITY        CHESTER         52-3-174        VI-A-59     1/21/98    4292     384
-------------------------------------------------------------------------------------------------------------------------
                            WEST CHESTER AREA
  HOOPES PARK TANK         MUNICIPAL AUTHORITY        CHESTER         51-5-53.1       VI-A-62     1/21/98    4292     402
-------------------------------------------------------------------------------------------------------------------------
                            WEST CHESTER AREA
NEW & GAY STREET TANK      MUNICIPAL AUTHORITY        CHESTER          1-8-405        VI-A-63     1/21/98    4292     408
-------------------------------------------------------------------------------------------------------------------------
    INGRAMS MILL            WEST CHESTER AREA
  FILTRATION PLANT         MUNICIPAL AUTHORITY        CHESTER          51-4-44         VI-D-8     1/21/98    4292     390
-------------------------------------------------------------------------------------------------------------------------
                            WEST CHESTER AREA
 WHITE WELL STATION        MUNICIPAL AUTHORITY        CHESTER         51-5-38.2       VI-E-66     1/21/98    4292     415
-------------------------------------------------------------------------------------------------------------------------
                            WEST CHESTER AREA
  WHITE WELLS 4 & 5        MUNICIPAL AUTHORITY        CHESTER          51-5-18        VI-E-67     1/21/98    4292     421
-------------------------------------------------------------------------------------------------------------------------

  VALLEY HILL TANK      D.P.I. CAPITAL FUND II LP.    CHESTER          33-5H-7        VI-B-44     6/19/98    4369     838
-------------------------------------------------------------------------------------------------------------------------

   9 ELLIOT AVENUE           WALTER T. BROWN         MONTGOMERY   40-00-17076-00-2    VII-A-15    7/1/98     5234    1164
-------------------------------------------------------------------------------------------------------------------------

970 RADCLIFFE STREET         BRISTOL BOROUGH           BUCKS           4-21-78         VI-D-9    12/10/98    1752    1863
-------------------------------------------------------------------------------------------------------------------------

                                       30

         Chase Manhattan Trust Company National Association, Mortgagee and Trustee named in the foregoing Thirty-Second Supplemental Indenture, hereby certifies that its precise name and the post office address of its Global Trust Services Group in Philadelphia, Pennsylvania are as follows:

                   Chase Manhattan Trust Company, National Association Capital Markets Fiduciary Services
                   1650 Market Street, Suite 520
                   Philadelphia, PA  19103
                   Attention: Philadelphia Suburban Water
                                      Administrator
                   Telecopy: (215) 972-1685





                                                   CHASE MANHATTAN TRUST COMPANY
                                                   NATIONAL ASSOCIATION




                                                    By: ________________________
                                                           Authorized Officer

COMMONWEALTH OF PENNSYLVANIA

COUNTY OF MONTGOMERY

                  On the 5th day of October, 1999, before me, the Subscriber, a Notary Public for the Commonwealth of Pennsylvania, personally appeared Kathy L.Pape, who acknowledged herself to be the Vice President and Treasurer of Philadelphia Suburban Water Company, a corporation, and that she as such Vice President and Treasurer, being authorized to do so, executed the foregoing Thirty-Second Supplemental Indenture as and for the act and deed of said corporation and for the uses and purposes therein mentioned, by signing the name of the corporation by herself as such officer.

                  In Witness Whereof I hereunto set my hand and official seal.


[NOTARIAL SEAL]


                                                         s/s/Linda M. Freeman
                                                         ---------------------

COMMONWEALTH OF PENNSYLVANIA

COUNTY OF PHILADELPHIA

         On the 5th day of October, 1999 before me, the Subscriber, a Notary Public for the Commonwealth of Pennsylvania, personally appeared Catherine Lenhardt, who acknowledged herself to be an Assistant Vice President of Chase Manhattan Trust Company National Association, Trustee, a national banking association, and that she as such Assistant Vice President, being authorized to do so, executed the foregoing Thirty-Second Supplemental Indenture as and for the act and deed of said national banking association and for the uses and purposes therein mentioned by signing the name of said national banking association by herself as such officer.

         In Witness Whereof I hereunto set my hand and official seal.



[NOTARIAL SEAL]


                                               /s/ Caroline N. Hunter
                                               ----------------------

         This Thirty-Second Supplemental Indenture was recorded on October 1, 1999 in the Office for the Recording of Deeds for each of the five counties tabulated below in the Mortgage Book and at the page indicated:

                                         Mortgage
County                                     Book                   Page
                                         --------                 ----
Berks  . . . . . . . . . . . .             ____                   ____
Bucks  . . . . . . . . . . . .             ____                   ____
Chester. . . . . . . . . . . .             ____                   ____
Delaware . . . . . . . . . . .             ____                   ____
Montgomery . . . . . . . . . .             ____                   ____


         For the recording information with respect to the Original Indenture and the first Thirty-One supplemental indentures, see pages 4 and 5 of this Thirty-Second Supplemental Indenture.